As filed with the Securities and Exchange Commission on September 22, 2023

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LPL Financial Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-3717839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LPL Holdings, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-3046611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

4707 Executive Drive

San Diego, CA 92121

(800) 877-7210

(Address, including zip code, and telephone number, including area code of principal executive offices)

Gregory M. Woods

LPL Financial Holdings Inc.

4707 Executive Drive, San Diego, CA 92121

(800) 877-7210

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Marko S. Zatylny

Thomas Fraser

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

Telephone (617) 951-7000

Fax (617) 951-7050

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Exact name of additional registrant guarantor as specified in its charter	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number	Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices	Name, address, including zip code, and telephone number, including area code, of agent for service
LPL Capital Partners, Inc.	Delaware	04-3296987	4707 Executive Drive, San Diego, CA 92121 (800) 877-7210	Gregory M. Woods 4707 Executive Drive, San Diego, CA 92121 (800) 877-7210
LPL Insurance Associates, Inc.	Delaware	06-1440587	4707 Executive Drive, San Diego, CA 92121 (800) 877-7210	Gregory M. Woods 4707 Executive Drive, San Diego, CA 92121 (800) 877-7210

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 22, 2023

$3,000,000,000

PROSPECTUS

Common Stock

Debt Securities

Guarantees

LPL Financial Holdings Inc. may offer and sell shares of our common stock from time to time in amounts, at prices and on terms that will be determined at the time of any such offering.

LPL Holdings, Inc. may, from time to time, offer to sell debt securities consisting of senior or subordinated notes and debentures and/or other evidences of indebtedness in one or more series, which may be convertible or non-convertible, and which may be guaranteed by LPL Financial Holdings Inc., LPL Capital Partners, Inc. and/or LPL Insurance Associates, Inc.

This prospectus describes the general manner in which these securities may be offered using this prospectus. Each time we sell these securities, the specific terms will be determined at the time of the offering and will be included in a supplement to this prospectus. We may sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

LPL Financial Holdings Inc. common stock is listed on the Nasdaq Global Select Market under the symbol “LPLA.” On September 21, 2023, the last sale price of our common stock as reported on the Nasdaq Global Select Market was $238.87 per share.

Investing in our securities involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated September 22, 2023

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

ABOUT THIS PROSPECTUS

When we use the terms “we”, “us”, “our”, and the “Company” we mean LPL Financial Holdings Inc., a Delaware corporation, and its consolidated subsidiaries, taken as a whole, unless the context otherwise indicates. When we use the term “LPL Holdings, Inc.” we mean LPL Holdings, Inc., a Massachusetts corporation, unless the context indicates otherwise.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell different types of securities described in this prospectus in one or more offerings up to a total dollar amount of $3,000,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus is inconsistent with a prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves a high degree of risk. See “Item 1A—Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q or subsequent filings with the SEC and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities.

FORWARD-LOOKING STATEMENTS

Statements in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein regarding the Company’s future financial and operating results, outlook, growth, plans, business strategies, liquidity, future indebtedness, future share repurchases and future dividends, including statements regarding future resolution of regulatory matters, legal proceedings and related costs; future revenue and expense; future affiliation models and capabilities; the expected onboarding of advisors, enterprises and assets in connection with our acquisition and recruitment activity; market and macroeconomic trends, including the effects of inflation and the interest rate environment; and projected savings and anticipated improvements to the Company’s operating model, services and technologies as a result of its investments, programs and initiatives, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company’s historical performance and its plans, estimates, and expectations. The words “anticipates,” “believes,” “expects,” “may,” “plans,” “predicts,” “will” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that expectations or objectives expressed or implied by the Company will be achieved. The achievement of such expectations and objectives involves risks and uncertainties that may cause actual results, levels of activity or the timing of events to differ materially from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include:

•	changes in general economic and financial market conditions, including retail investor sentiment;

•

changes in interest rates and fees payable by banks participating in the Company’s client cash programs, including the Company’s success in negotiating agreements with current or additional counterparties;

•	the Company’s strategy and success in managing client cash program fees;

•	fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue;

•	effects of competition in the financial services industry;

•	the success of the Company in attracting and retaining financial advisors and enterprises, and their ability to market financial products and services effectively;

•	whether retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company;

•	difficulties and delays in onboarding the assets of acquired or recruited advisors;

•	disruptions in the businesses of the Company that could make it more difficult to maintain relationships with advisors and their clients;

•	the choice by clients of acquired or recruited advisors not to open brokerage and/or advisory accounts at the Company;

•	changes in growth and profitability of the Company’s fee-based offerings;

•	the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations;

•	the cost of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves;

•

changes made to the Company’s services and pricing, including in response to competitive developments and current, pending and future legislation, regulation and regulatory actions, and the effect that such changes may have on the Company’s gross profit streams and costs;

•

execution of the Company’s capital management plans, including its compliance with the terms of the Company’s amended and restated credit agreement, the committed revolving credit facility at our primary broker-dealer subsidiary, LPL Financial LLC, and the indentures governing the Company’s senior unsecured notes;

•	the price, availability and trading volumes of shares of the Company’s common stock, which will affect the timing and size of future share repurchases by the Company, if any;

•

execution of the Company’s plans and its success in realizing the synergies, expense savings, service improvements or efficiencies expected to result from its investments, initiatives and acquisitions, expense plans and technology initiatives;

•	the performance of third-party service providers to which business processes have been transitioned;

•	the Company’s ability to control operating risks, information technology systems risks, cybersecurity risks and sourcing risks; and

•	the other factors set forth in the Company’s most recent Annual Report on Form 10-K, as may be amended or updated in the Company’s Quarterly Reports on Form 10-Q.

Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date such statements were made, even if its estimates change, and you should not rely on statements contained herein as representing the Company’s views as of any date subsequent to the date such statements were made.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, possible acquisitions and repayment of debt. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DESCRIPTION OF THE DEBT SECURITIES AND GUARANTEES

LPL Holdings, Inc. may offer debt securities, which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible. The debt securities may be guaranteed by LPL Financial Holdings Inc., its direct parent, and/or by LPL Capital Partners, Inc. or LPL Insurance Associates, Inc., two of its subsidiaries. The debt securities issued by LPL Holdings, Inc. will be issued under one or more indentures, each to be entered into by LPL Holdings, Inc., one or more guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. The terms of the debt securities will include those described in the applicable prospectus supplement and those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have included a copy of the form of indenture as an exhibit to this Registration Statement. The indenture will be subject to and governed by the terms of the Trust Indenture Act.

DESCRIPTION OF COMMON STOCK

References to the “Company,” “us,” “we” or “our” in this section mean LPL Financial Holdings Inc. and do not include the subsidiaries of LPL Financial Holdings Inc.

The following summary of the terms of our common stock does not purport to be complete. You should refer to our Amended and Restated Certificate of Incorporation (our “Certificate”) and our Sixth Amended and Restated Bylaws (our “Bylaws”), both of which are on file with the SEC as exhibits to previous filings. The summary below is also qualified by provisions of applicable law.

General

Under our Certificate, we have authority to issue up to 600,000,000 shares of common stock, par value $0.001 per share. Our common stock is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the Nasdaq Global Select Market under the symbol “LPLA”. As of September 18, 2023 we had 75,684,213 shares of common stock outstanding, held by 905 record holders.

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Our Bylaws provide that a nominee for director will be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” such nominee’s election; however, if the number of persons properly nominated for election to our board of directors (the “Board of Directors”) exceeds the number of directors to be elected, the directors will be elected by the plurality of the votes properly cast. Holders of common stock are entitled to receive proportionately any dividends as may be declared by our Board of Directors, subject to any preferential dividend rights of any series of preferred stock that is outstanding at the time of the dividend.

In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately our net assets available for distribution to stockholders after payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.

All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Anti-takeover Effects of the Delaware General Corporation Law and Our Certificate of Incorporation and Bylaws

Our Certificate and our Bylaws contain certain provisions that may discourage, delay or prevent a change in our management or control over us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

Action by Written Consent

The Delaware General Corporation Law (“DGCL”) provides that, unless otherwise stated in a corporation’s certificate of incorporation, the stockholders may act by written consent without a meeting. Our Certificate provides that any action required or permitted to be taken by our stockholders may only be taken at a duly called annual or special meeting of stockholders, and not by written consent without a meeting.

Special Meeting of Stockholders

Our Certificate and Bylaws provide that, subject to any special rights of the holders of any series of preferred stock and to the requirements of applicable law, special meetings of our stockholders can only be called by (a) our chairman or vice chairman of the Board of Directors, (b) our president or (c) a majority of the Board of Directors through a special resolution.

Advance Notice Requirements for Stockholder Proposals

Our Bylaws set forth advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors or brought by a stockholder of record who is entitled to vote at the meeting and who has delivered a timely written notice in proper form (in accordance with both our Bylaws and applicable law) to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Proxy Access

Our Bylaws provide that a stockholder (or a group of up to 20 stockholders) who has held at least 3% of our common stock for three years or more may nominate a specified number of directors and have those nominees included in our proxy materials, provided that the stockholder and nominees satisfy the requirements specified in our Bylaws. The maximum number of stockholder nominees permitted under these provisions is the greater of two or 20% of the number of directors in office. Any stockholder who intends to use these procedures to nominate a candidate for election to the Board of Directors for inclusion in our proxy statement must satisfy the requirements specified in our Bylaws.

Requirements for Removal and Interim Election of Directors

Subject to the special rights of the holders of any series of preferred stock to elect directors, holders of at least two-thirds of the shares entitled to vote at an election of the directors must approve the removal of directors. Vacancies and newly-created directorships will be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. In addition, the Certificate provides that any vacancy created by the removal of a director by the stockholders shall only be filled by, in addition to any other vote otherwise required by law, the affirmative vote of a majority of the outstanding shares of common stock. Our Bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed.

These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s certificate of incorporation or bylaws is required to approve such amendment, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our Bylaws may be amended or repealed by a majority vote of our Board of Directors or, in addition to any other vote otherwise required by law, the affirmative vote of at least two-thirds of the voting power of our outstanding shares of common stock. Additionally, the affirmative vote of at least two-thirds of the voting power of the outstanding shares of common stock is required to alter, amend or repeal, or to adopt any provision inconsistent with, the “Board of Directors,” “No Action by Written Consent,” “Special Meetings of Stockholders,” “Amendments to the Amended and Restated Certificate of Incorporation and Bylaws” and “Business Combinations” provisions described in our Certificate. These provisions may have the effect of deferring, delaying or discouraging the removal of any anti-takeover defenses provided for in our Certificate and our Bylaws.

Exclusive Jurisdiction of Certain Actions

Our Certificate requires, to the fullest extent permitted by law, that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery of the State of Delaware. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Authorized but Unissued Shares

The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Global Select Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued common stock and preferred stock could make more difficult, or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations

We have elected to not be subject to Section 203 of the DGCL, which regulates business combinations with “interested stockholders.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Inc.

PLAN OF DISTRIBUTION

We may sell securities in any of the ways described below or in any combination:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•	the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.

We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on the Nasdaq Global Select Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.

We are required to file annual and quarterly reports, special reports, proxy statements and other information with the SEC. We make these documents publicly available, free of charge, on our website at lpl.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not a part of this prospectus. You can read our SEC filings, including the registration statement, on the SEC’s website at sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on February 23, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, as filed with the SEC on May 2, 2023 and August 1, 2023, respectively;

•

Our Current Reports on Form 8-K, as filed with the SEC on January  11, 2023 (except the portion thereof furnished pursuant to Item 7.01), February 16, 2023 (except the portion thereof furnished pursuant to Item 7.01), and May 12, 2023;

•

The information from our Definitive Proxy Statement on Schedule 14A specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December  31, 2022, as filed with the SEC on March 30, 2023; and

•

Description of our Common Stock, which is contained in the Registration Statement on Form 8-A, as filed with the SEC on November  12, 2010, as supplemented by Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 23, 2023, and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Secretary

LPL Financial Holdings Inc.

4707 Executive Drive

San Diego, California 92121

(800) 877-7210

Copies of these filings are also available, without charge, on the SEC’s website at sec.gov and on our website at lpl.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

LEGAL MATTERS

The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses payable by the Registrants, other than underwriting discounts and commissions, in connection with the sale and distribution of the securities being registered.

Securities and Exchange Commission registration fee	$330,600
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Rating Agency fees and expenses	*
Trustee’s fees and expenses	*
Transfer Agent and Registrar fees	*
Miscellaneous	*
Total	$330,600

*	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware Registrants

Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for liability of directors for unlawful payment of dividends or unlawful stock purchase or redemptions pursuant to Section 174 of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. Each of (i) the Amended and Restated Certificate of Incorporation of LPL Financial Holdings Inc. (the “Company”) and (ii) the Restated Certificate of Incorporation of LPL Insurance Associates, Inc. includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent authorized by the DGCL.

Section 145(a) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was lawful.

Section 145(b) of the DGCL provides in relevant part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Each of (i) the Company’s Sixth Amended and Restated Bylaws (the “Bylaws”), (ii) LPL Capital Partners, Inc.’s Amended and Restated Bylaws (the “LPLCP Bylaws”) and (iii) LPL Insurance Associates, Inc.’s Amended and Restated Bylaws generally provides that directors and officers of the applicable entity will be indemnified to the fullest extent permitted by law. Section 145(f) of the DGCL, the Bylaws and the LPLCP Bylaws also provide that the indemnification and advancement of expenses provided by, or granted pursuant to Section 145 of the DGCL or such bylaws are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or otherwise. The Bylaws and the LPLCP Bylaws further provide that a right to indemnification or to advancement of expenses arising under a provision of such bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

The Company also maintains officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section. The Company maintains directors’ and officers’ liability insurance that covers its subsidiaries, including LPL Capital Partners, Inc. and LPL Insurance Associates, Inc.

Massachusetts Registrant

Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if (1) (i) he conducted himself in good faith; and (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation’s articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director; and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

LPL Holdings, Inc.’s bylaws, as amended and restated, provide that LPL Holdings, Inc. shall indemnify its directors and the officers that have been appointed by the board of directors to the fullest extent permitted by law.

LPL Holdings, Inc.’s bylaws do not limit the power of the board of directors to authorize the purchase and maintenance of insurance on behalf of any director or officer against any expense whether or not LPL Holdings, Inc. would have the power to indemnify such director or officer against such expense under the bylaws. The Company maintains directors’ and officers’ liability insurance that covers its subsidiaries, including LPL Holdings, Inc.

Also see “Item 17. Undertakings.”

Item 16. Exhibit

Exhibit Description

1.1	Form of underwriting agreement*

3.1	Amended and Restated Certificate of Incorporation of LPL Investment Holdings Inc., dated November 23, 2010 (incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-1 filed on July 9, 2010, File No. 333-167325)

3.2	Certificate of Ownership and Merger Merging LPL Financial Holdings Inc. with and into LPL Investment Holdings Inc., dated June 14, 2012 (incorporated by reference to the Form 8-K filed on June 19, 2012, File No. 001-34963)

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of LPL Financial Holdings Inc., dated May 8, 2014 (incorporated by reference to the Form 8-K filed on May 9, 2014, File No. 001-34963)

3.4	Sixth Amended and Restated Bylaws of LPL Financial Holdings Inc. (incorporated by reference to the Form 8-K filed on February 23, 2022, File No. 001-34963)

3.5	Amended and Restated Articles of Organization of LPL Holdings, Inc., dated December 28, 2005 (incorporated by reference to the Registration Statement on Form S-3 filed on February 9, 2017, File No. 333-215989)

3.6	Articles of Merger Merging LPL Holdings, Inc. with BD Acquisition, Inc., dated December 28, 2005 (incorporated by reference to the Registration Statement on Form S-3 filed on February 9, 2017, File No. 333-215989)

3.7	Amended and Restated Bylaws of LPL Holdings, Inc. (incorporated by reference to the Registration Statement on Form S-3 filed on February 9, 2017, File No. 333-215989)

3.8	Certificate of Incorporation of Independent Advisors Group Corporation, dated December 5, 1995 (filed herewith)

3.9	Certificate of Correction Filed to Correct a Certain Error in the Certificate of Incorporation of Independent Advisors Group Corporation, dated April 4, 1996 (filed herewith)

3.10	Certificate of Amendment of Certificate of Incorporation of Independent Advisers Group Corporation, dated May 10, 2013 (filed herewith)

3.11	Certificate of Amendment of Certificate of Incorporation of Independent Advisers Group Corporation, dated January 6, 2020 (filed herewith)

3.12	Amended and Restated Bylaws of LPL Capital Partners, Inc. (filed herewith)

3.13	Restated Certificate of Incorporation of PHL Associates, Inc., dated May 1, 1996 (filed herewith)

3.14	Certificate of Ownership Merging PHL Associates Insurance Agency of OH, Inc. with and into PHL Associates, Inc., dated June 16, 2000 (filed herewith)

3.15	Certificate of Amendment of Restated Certificate of Incorporation of PHL Associates, Inc., dated June 18, 2001 (filed herewith)

3.16	Certificate of Amendment of Restated Certificate of Incorporation of WS Griffith Associates, Inc., dated June 4, 2004 (filed herewith)

3.17	Amended Certificate of Incorporation of Linsco/Private Ledger Insurance Associates, Inc., dated February 3, 2009 (filed herewith)

3.18	Amended and Restated Bylaws of LPL Insurance Associates, Inc. (filed herewith)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Form 8-K filed on July 23, 2010, File No. 001-34963)

4.2	Form of Indenture (filed herewith)

5.1	Opinion of Ropes & Gray LLP (filed herewith)

22.1	List of subsidiary guarantors and issuers of guaranteed securities (filed herewith)

23.1	Consent of Deloitte & Touche LLP (filed herewith)

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included in the signature pages)

25.1	Statement of Eligibility of Trustee**

107	Filing Fee Table

*

To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.

**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the applicable registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the applicable registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the applicable registrant under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the such undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and (iv) any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

(b) The undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of LPL Financial Holdings Inc.’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd day of September, 2023.

LPL Financial Holdings Inc.
LPL Holdings, Inc.

By:	/s/ Dan H. Arnold
Dan H. Arnold
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matthew J. Audette and Gregory M. Woods, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any related Rule 462(b) registration statement or amendment thereto, to be filed by LPL Financial Holdings Inc. or LPL Holdings, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Dan H. Arnold Dan H. Arnold	Chief Executive Officer, President, and Director of LPL Financial Holdings Inc. and LPL Holdings, Inc. (Principal Executive Officer)	September 21, 2023

/s/ Matthew J. Audette Matthew J. Audette	Chief Financial Officer of LPL Financial Holdings Inc. and LPL Holdings, Inc. (Principal Financial Officer and Principal Accounting Officer)	September 22, 2023

/s/ Edward C. Bernard Edward C. Bernard	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ Paulett Eberhart Paulett Eberhart	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ William F. Glavin, Jr. William F. Glavin, Jr.	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ Albert J. Ko Albert J. Ko	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ Allison H. Mnookin Allison H. Mnookin	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ Anne M. Mulcahy Anne M. Mulcahy	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ James S. Putnam James S. Putnam	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ Richard P. Schifter Richard P. Schifter	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

/s/ Corey E. Thomas Corey E. Thomas	Director of LPL Financial Holdings Inc. and LPL Holdings, Inc.	September 21, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd day of September, 2023.

LPL Capital Partners, Inc.

By:	/s/ Matthew J. Audette
Matthew J. Audette
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matthew J. Audette and Gregory M. Woods, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any related Rule 462(b) registration statement or amendment thereto, to be filed by LPL Capital Partners, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Matthew J. Audette Matthew J. Audette	President and Director (Principal Executive Officer)	September 22, 2023

/s/ Dirk Wyckoff Dirk Wyckoff	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 22, 2023

/s/ Dan H. Arnold Dan H. Arnold	Director	September 22, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 22nd day of September, 2023.

LPL Insurance Associates, Inc.

By:	/s/ Tim Dona
Tim Dona
President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Matthew J. Audette and Gregory M. Woods, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and any related Rule 462(b) registration statement or amendment thereto, to be filed by LPL Insurance Associates, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

* * * *

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Tim Dona Tim Dona	President (Principal Executive Officer)	September 22, 2023

/s/ Dirk Wyckoff Dirk Wyckoff	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 22, 2023

/s/ Aneri Jambusaria Aneri Jambusaria	Director	September 22, 2023

/s/ Alisa Maute Alisa Maute	Director	September 22, 2023